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                                                                     EXHIBIT 5.1



            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                            March 23, 2000


Net Perceptions, Inc.
7901 Flying Cloud Drive
Minneapolis, Minnesota 55344


                      Re:    Net Perceptions, Inc.
                             Registration Statement on Form S-1

Ladies and Gentlemen:

               We have acted as special counsel to Net Perceptions, Inc., a Delaware corporation (the "Company"), in connection with the public offering by the Company and certain selling stockholders of the Company (the "Selling Stockholders") of up to 2,625,471 shares (the "Shares") of the Company's Common Stock, par value $.0001 per share (the "Common Stock"). Of the Shares, up to 2,317,360 shares of Common Stock (the "Primary Shares") are being sold by the Company, including up to 317,360 shares of Common Stock subject to an over-allotment option, and 625,471 shares of Common Stock (the "Secondary Shares") are being sold by the Selling Stockholders, including 76,460 shares of Common Stock subject to an over-allotment. A portion of the Secondary shares which will be issued upon the exercise of options (the "Options") on the closing date of the public offering (the "Option Shares").

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-1 (File No. 333-31230) as filed with the Securities and Exchange Commission (the "Commission") on February 28, 2000 under the Act, Amendment No. 1 thereto, as filed with the Commission on March 7, 2000 under the Act

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Net Perceptions, Inc.
March 22, 2000
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Amendment No. 2 thereto, as filed with the Commission on March 9, 2000 under the
Act and Amendment No. 3 thereto, as filed with the Commission on the date hereof under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, the Selling Stockholders and FleetBoston Robertson Stephens, Inc., Chase Securities Inc., U.S. Bancorp Piper Jaffray Inc., Dain Rauscher Incorporated and Adams Harkness & Hill, Inc., as underwriters (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) a specimen certificate representing the Common Stock; (iv) the stock option agreements executed with respect to the Option Shares; (v) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect;
(vi) the Bylaws of the Company, as presently in effect; (vii) certain resolutions of the Board of Directors of the Company relating to the original issuance of the Secondary Shares and certain stock and other records of the Company relating thereto; and (viii) certain resolutions of the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of the Offering Committee of the Board of Directors of the Company (the "Offering Committee"), in each case relating to the issuance and sale of the Primary Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.


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Net Perceptions, Inc.
March 22, 2000
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               In connection with our opinion set forth in paragraph 2 below, insofar as it relates to receipt by the Company of full payment upon the original issuance of the Secondary Shares, we have relied solely on representations contained in an officer's certificate of the Company. In connection with an opinion, we have also assumed that the certificates representing the Secondary Shares were manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and conform to the specimen thereof examined by us.

               Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

               Based upon and subject to the foregoing, we are of the opinion that:

               1. When (i) the Registration Statement becomes effective; (ii) the Draft Resolutions have been adopted by the Offering Committee of the Board of Directors; (iii) the price at which the Primary Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Primary Shares have been approved by the Offering Committee of the Board of Directors in accordance with the Draft Resolutions; (iv) the Underwriting Agreement has been duly executed and delivered; and (v) certificates representing the Primary Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

               2. The original issuance and sale of the Secondary Shares (other than the Option Shares, as to which we opine in paragraph 3 below) has been duly authorized, and such Secondary Shares are validly issued, fully paid and nonassessable shares of Common Stock.

               3. When (i) the Options are exercised in accordance with the terms of the stock option agreements examined by us; (ii) the Option Shares are paid for in accordance with the terms of such stock option agreements; and (iii)



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Net Perceptions, Inc.
March 22, 2000
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certificates representing the Option Shares in the form of the specimen certificate examined by us have been duly executed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the Option Shares will have been duly authorized, and the Option Shares will be validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP